                                 EXHIBIT 10.6


                                    LEASE


          THIS LEASE is made and entered into effective as of the 1st day of March, 1995, by and between MARTIN A. PEDERSEN, 625 Shorewood Lane, Waterloo, Nebraska 68069 ("Landlord"), and AUSTINS OMAHA, INC., a Nebraska corporation, 1065 North 115th Street, Omaha, Nebraska 68154 ("Tenant").

          THE PARTIES HERETO DO HEREBY MUTUALLY COVENANT AND AGREE AS FOLLOWS:

     1.   LEASED PREMISES.
          Landlord, for and in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of Tenant to be paid, kept, performed and observed by Tenant, hereby demises and leases unto Tenant, and Tenant hereby leases from Landlord, that certain real property more particularly described as Lots 261, 262 and 263, Signal Hill, Douglas County, Nebraska, together with all the buildings and improvements now or hereafter erected thereon ("Tenant's building") and all rights, privileges and easements appurtenant thereto which are hereinafter provided in this lease (all of which shall constitute and comprise the "leased premises").

     2.   LEASE TERM.
          2.1 INITIAL TERM. The term of this Lease shall be March 1, 1995 through July 31, 2006 unless this lease shall sooner terminate or be extended as provided in this lease.

          2.2 OPTION TO EXTEND. Tenant shall have two (2) successive options to extend the term of this lease beyond the initial term upon the same terms and conditions as those herein specified, except as to the monthly rental which shall be adjusted pursuant to Section 5.2 hereinbelow, for two (2) separate additional periods of five (5) years each. If Tenant elects to exercise the first of said options, Tenant shall do so by giving
Landlord written notice of such election at least six (6) months prior to the expiration of the initial term of this lease, and, if the Tenant elects to exercise each additional option. Tenant shall do so by giving

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Landlord written notice of such election at least six (6) months before the beginning of the additional period for which the term hereof is to be extended by the exercise of each of said options. If Tenant gives any such notice, the term of this lease shall be automatically extended for the additional period of years covered by the option so exercised without execution of an extension or renewal lease. As used in this lease, the phrases "term of this lease", "the term hereof", or words of like import shall refer to the initial term of this lease, together with any extended term with respect to which an option shall be exercised.

     3.   USE OF PREMISES-COMPLIANCE WITH LAWS AND ORDINANCES.
          3.1 USE OF PREMISES. Tenant shall be entitled to use the leased premises and improvements to be constructed thereon for any use permitted by law at all times during the term of this lease, and Tenant covenants and agrees that Tenant will not use, suffer or permit the leased premises and such improvements to be used for any other purpose without Landlord's prior written consent.

          3.2 COMPLIANCE WITH LAWS. Tenant covenants that during the lease term, Tenant will comply, at Tenant's sole cost and expense, with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, which may be applicable to the leased premises, the buildings, improvements and building equipment or the use or manner of use of the leased premises, including, but not limited to, hazardous waste or substance use, handling, storage and remediation, except for remediation of conditions pre-existing Tenant's occupancy.

          3.3 RIGHT TO CONTEST LAWS. Tenant shall have the right, after notice to Landlord, to contest by appropriate legal proceedings, without cost or expense to Landlord, the validity of any law, ordinance, order, rule, regulation or requirement of the nature herein referred to and to postpone compliance with the same, provided such contest shall be promptly and diligently prosecuted by and at the expense of Tenant and so long as Landlord shall not thereby suffer any civil, or be subjected to any criminal penalties


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

or sanctions, and Tenant shall properly protect and save harmless Landlord against any liability and claims for any such noncompliance or postponement of compliance. Landlord shall have the right, but shall be under no obligations to contest by appropriate legal proceedings, at Landlord's expense, any such law, ordinance, rule, regulation or requirement.

     4.   TRADE FIXTURES.
          All trade fixtures installed at any time by Tenant, Tenant's suppliers, or any subtenants of Tenant in, on, or about the leased premises shall be and remain the property of the person, firm or corporation installing same and and shall be removable at any time during the term of this lease. The removal of any such trade fixtures shall be at the expense of the person, firm or corporation removing the same, who shall repair any damage or injury to the leased premises occasioned by any such removal. If Landlord at any time in the future obtains financing secured by the leased premises, Landlord agrees to obtain waivers from Landlord's lender to any rights such lender may claim to the trade fixtures installed by Tenant, Tenant's suppliers, or any subtenants of Tenant as a result of such lender's secured interest in the real property comprising the leased premises.

     5.   RENTAL.
          5.1 INITIAL TERM. Tenant agrees to pay rent for the use and occupancy of the premises as follows:

          Subject to any adjustment provided for hereinafter, Tenant shall pay to Landlord as rental for the use and occupancy of the leased premises during the initial term of this lease the sum of $6,500 per month, each month for the initial term of this Lease, all payable in advance on the first day of each calendar month for each month of the initial term and any extension thereof.

          5.2 COST OF LIVING ADJUSTMENT. Commencing with the monthly rent payable on July 1, 1999 and each time Tenant exercises Tenant's option to extend the term of this lease as provided in Section 2.2 above, a cost of living adjustment shall be made to the monthly rental provided herein. Each adjustment shall be made to


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the monthly rental then in effect immediately prior to the applicable adjustment, and the adjusted rental shall be payable for each and every month thereafter until adjusted again or expiration of the term of this lease term. The cost of living adjustment shall be determined in the manner and pursuant to the following formula:

                          R = W x (A/P x 50%)

           In such formula "R" represents the monthly rate of rent as adjusted by the cost of living to be paid during the lease years for which such rent is being computed under such formula; "W" represents the applicable monthly rental rate being adjusted as provided herein; "P" represents the consumer price index published and released in February, 1995 (in the case of the first adjustment), in July, 1999 (in the case of the second adjustment), and in July, 2006 (in the case of the third adjustment) reported by the U.S. Department of Labor, Bureau of Labor Statistics for "U.S. City Average, All Urban Consumers" and based upon the establishment of one hundred (100) as the index for the year 1982-84; "A" represents such consumer price index most recently published and released in the month immediately preceding the date of beginning of the period for which rent is being adjusted hereunder. For example, in the case of the first adjustment effective July 1, 1999, "P" represents the index published in February, 1995 and "A" represents the index published in June, 1999. If the index which is used or published for any relevant time as provided in this lease is based upon the establishment of 100 as the price index for the year or a group of years other than 1982-84, the consumer price index to be substituted for "A" in the above formula shall be computed by converting the index as then issued or published to the basis of 100 as the price index for 1982-84. In the event that no such index is issued or published within one (1) year previous to each period for which such rent is being adjusted and computed hereunder or that said Bureau should cease to publish said index figure, then any similar index published by any other branch or


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

department of the U.S. Government shall be used and if none is so published, then another index generally recognized as authoritative shall be substituted by agreement. In any event, the base used by any index shall be reconciled to the 1982-84 index.

          It shall be the duty and obligation of Landlord to make the computations and determinations pursuant to this Section and to communicate the results to Tenant, together with working papers to support the computation. The results shall be subject to Tenant's verification for accuracy.

          In no event shall the monthly rent decrease as a result of any adjustment. If as a result of any adjustment, the rent would decrease, then the current rental shall remain in effect until the next scheduled adjustment.

          5.3 PLACE OF PAYMENT. All payments of rental shall be made by Tenant to Landlord at the address hereinabove set forth in this lease or at such other place within the United States of America as Landlord may from time to time direct in writing.

          5.4 SECURITY DEPOSIT. Through an assignment of the same from a prior landlord, Tenant is deemed to have deposited with the Landlord herein the sum of Three Thousand Five Hundred Dollars ($3,500.00) as security for the performance by the Tenant of the terms of the lease. The Landlord may use, apply, or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or other sum as to which the Tenant is in default or for any sum which the Landlord may expend or may be required to expend by reason of the Tenant's default in respect of any of the terms of this lease, including, but not limited to, any damages or deficiency in the reletting of the leased premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by the Landlord. In the event that the Tenant shall comply with all of the terms of this lease, the security shall be returned to the Tenant after the date fixed as the end of the lease and after delivery of possession of the leased premises to the Landlord. In the event of a sale or lease of the premises of which


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                                       29
the premises form a part, the Landlord shall have the right to transfer the security to the vendee or lessee and the Landlord shall thereupon be released from all liability for the return of such security. The Tenant shall look solely to the new Landlord for the return of such security. The Tenant shall not assign or encumber the money deposited as security, and neither the Landlord nor his successors or assigns shall be bound by any such assignment or encumbrance.

     6.   CONTINUED POSSESSION OF TENANT.

          If Tenant shall hold over the leased premises after the expiration of the term hereof with the consent of Landlord, either express or implied, such holding over shall be construed to be only a tenancy from month-to-month, subject to all the covenants, rental conditions and obligations hereof performable by Tenant as provided in the term of this lease and terminable by either party as provided by law; provided, however, that nothing herein contained shall be construed to give Tenant any rights to so hold over and to continue in possession of the leased premises after the expiration of the term hereof.

     7.   ASSIGNMENT AND SUBLETTING.

          7.1 APPROVAL REQUIRED. Neither this lease nor this term hereof demised, nor any part thereof shall be mortgaged, pledged, assigned or transferred by Tenant, its successors and assigns, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and any prohibited assignment shall be invalid for all purposes. Without such consent, Tenant may assign this lease or sublet the leased premises to a corporation which is majority owned by Tenant, provided that Tenant shall remain liable for the performance of all its obligations hereunder, including the payment of rent. Any consent to any assignment of this lease or any interest herein shall not be construed as a consent to any further or subsequent assignment or construed as a waiver of the right to object to any further or subsequent assignment to which consent has not been first had and obtained.


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     8.   REPAIRS AND MAINTENANCE.

          Tenant covenants that during the initial term of this lease and any extension thereof, Tenant shall, at Tenant's sole cost and expense, maintain the leased premises, including the building and improvements located thereon, in good order and condition except for reasonable wear and tear. Tenant's maintenance shall include repair and replacement, as deemed reasonably necessary and appropriate by Landlord, of such items with respect to the leased premises as are typically characterized as capital improvements such as, for example only, parking lot resurfacing and restriping, roof replacement, carpeting replacement, painting and HVAC systems repair and replacement. Tenant shall not be entitled to any reimbursement or credit from Landlord for the cost of any of the same, it being intended that all maintenance and replacement reasonably required by Landlord at the leased premises during Tenant's occupancy and use of the same shall be borne by Tenant at its sole cost and expense.

     9.   ALTERATIONS BY TENANT.

          Subject to the prior written consent of Landlord, which will not be unreasonably withheld, Tenant may at any time and from time to time during the lease term make, at its sole cost and expense, such changes and alterations, structural or otherwise, in or to the improvements upon the leased premises as Tenant shall deem necessary or desirable. No building at any time on the leased premises shall, however, be demolished without the consent of the Landlord and any mortgagee of Landlord, which consent shall not be withheld unreasonably, so long as the same is conditioned upon the reconstruction of building improvements of at least equivalent quality to those being demolished. All such permitted changes and alterations (herein collectively referred to as "alterations") shall be made in all cases subject to the following conditions which Tenant covenants and agrees to observe and perform:

               (a) No alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all municipal and other governmental


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

permits and any authorizations of the various municipal departments and governmental subdivisions having jurisdiction, and Landlord agrees to join, at the expense of the Tenant, in the application for any such permits or authorizations whenever such action is necessary.

               (b) Each alteration, when completed, shall be of such a character as not adversely to affect the value of the improvements and equipment on the leased premises immediately before such alteration.

               (c) All work done in connection with any alteration shall be done promptly and in a good and workmanlike manner and in compliance with the applicable municipal building and zoning and with all other laws, ordinances, orders, rules, regulations and requirements of federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof; the cost of any such alteration shall be paid in cash or its equivalent, so that no liens shall be enforced against the leased premises for labor and materials supplied or claimed to have been supplied to the leased premises.

     10.  LIENS AND CLAIMS.

          During the initial term of this lease and any extension thereof, Tenant shall not suffer or permit any mechanic's liens or any other claims or demands arising from the work caused by Tenant for the repair, alteration or restoration of the building and all improvements to the leased premises, to be enforced against the leased premises or any part thereof, and Tenant agrees to hold Landlord and the leased premises free and harmless from all liability for any such liens, claims or demands, together with all costs and expenses in connection therewith; provided, however, if Tenant shall in good faith contest the validity of any lien, claim or demand, then Tenant shall, at its expense, defend itself and Landlord against the same and shall pay and satisfy any final adverse judgment that may be rendered therein before the enforcement thereof against Landlord or the premises, and Tenant shall name Landlord as additional obligee under any surety bond furnished in any such proceedings.

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     11.  UTILITIES.

          During the initial term of this lease and any extension thereof, Tenant shall pay or cause to be paid all charges for gas, electricity, water and other utilities furnished to the leased premises and all sewerage charges or similar charges or assessments for utilities levied against the leased premises for any period included within the initial term of this lease or any extension thereof.

     12.  TAXES AND ASSESSMENTS.

          12.1 REAL ESTATE. As used herein, the term "real estate taxes" shall mean all real estate taxes, assessments for improvements to the leased premises, municipal or county water and sewer rates and charges which shall be levied against the leased premises or the building and improvements erected or caused to be erected thereon by Landlord and which become a lien thereon during the initial or any extended term of this lease, excluding any franchise, corporate, income, personal property, capital levy, capital stock, excess profits, transfer, revenue, estate, gift, inheritance or succession tax payable by Landlord or any other tax, assessment, levy or charge upon, or measured in whole or in part by, the income or profits of Landlord; provided, however, if at any time during the initial or any extended term of this lease, the method of taxation prevailing on the date of this lease shall be altered so as to cause any tax measured by or imposed upon the rental payable hereunder in lieu of real estate taxes or assessments in the manner levied shall be deemed included in the obligations of Tenant under this Section, but only to the extent the same would be payable if the leased premises were the only property of Landlord subject to such taxes.

          12.2 PAYMENTS BY TENANT. Tenant shall pay or cause to be paid, before any fine, penalty, interest or cost may be applied thereto for the nonpayment thereof, all real estate taxes levied against the leased premises during the initial or any extended term of this lease, including the improvements on the leased premises, and all permitted alterations and additions thereto.


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          12.3  INSTALLMENT PAYMENTS.  If any real estate, special tax or assessments are at any time during the initial or any extended term of this lease levied or assessed against the leased premises, which, upon exercise of any option permitted by the assessing authority, may be paid in installments or converted to an installment payment basis (irrespective of whether interest shall accrue on unpaid installments), Tenant may elect to pay such real estate taxes in installments with accrued interest thereon. In the event of such election, Tenant shall be liable only for those installments of such tax or assessment which become payable during the initial or any extended term of this lease, and Tenant shall not be required to pay any such installment which becomes due and payable after the expiration of the term of this lease or sooner termination thereof. Landlord shall execute whatever documents may be necessary to convert any real estate taxes to such an installment payment basis unless requested not to do so by Tenant.

          12.4 PRORATION. Any real estate taxes which are payable by Tenant hereunder shall be prorated between Landlord and Tenant as of the date of expiration or earlier termination of the initial term of this lease or any extension thereof if such real estate taxes are payable before delinquency during a calendar year which extends beyond the expiration or earlier termination of the term hereof so that Tenant shall only pay that portion of such real estate taxes equal to that proportion which the number of days of such calendar year falling within the initial lease term and/or the extended term, as applicable, bears to the total number of days of such calendar year.

          12.5 RIGHT TO CONTEST. Tenant shall have the right to contest the amount or validity of any real estate taxes, in whole or in part, by appropriate administrative and legal proceedings, either in its own name, Landlord's name or jointly with Landlord, without any cost or expense to Landlord, and Tenant may postpone payment of any such contested real estate taxes pending the prosecution of such proceedings and any appeals so long as such proceedings shall operate to prevent the collection of such real estate taxes and the sale of the leased premises to satisfy any


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

lien arising out of the nonpayment of the same, and Tenant, if requested by Landlord, shall furnish a bond to Landlord securing the payment of the same in the event a decision in such contest shall be adverse to Tenant. Landlord shall execute and deliver to Tenant whatever documents may be necessary or proper to permit Tenant to so contest any such real estate taxes or which may be necessary to secure payment of any refund which may result from any such proceedings, and in the event Landlord fails or refuses to so execute, Landlord hereby irrevocably designates Tenant as its attorney-in-fact to execute such documents.
          12.6 COOPERATION OF LANDLORD. Landlord agrees to execute such documents and take such other action as may be reasonably required so that the leased premises will be assessed and taxed as a separate parcel from the entire parcel of real property owned by Landlord, should such be the case; provided, however, Landlord's undertaking shall be one of best efforts and Landlord shall provide Tenant an opportunity to join in such applications or conferences with the taxing authority preliminary thereto.
          12.7 IMPROVEMENT OR SPECIAL ASSESSMENT DISTRICT. If at any time during the initial or any extended term of this lease any governmental subdivision shall undertake to create an improvement or special assessment district the proposed boundaries of which shall include any portion of the leased premises, Landlord and Tenant shall each be entitled to appear in any proceeding relating thereto and to present their respective positions as to whether the leased premises should be included or excluded from the proposed improvement or assessment district and as to the degree of benefit to the leased premises resulting therefrom. Landlord shall promptly advise Tenant in writing of the receipt of any notice or other information relating to the proposed creation of any such improvement or special assessment district the boundaries of which include any portion of the leased premises.
          12.8 PERSONAL PROPERTY. Tenant covenants and agrees to pay before delinquency all personal property taxes, assessments and liens levied during the initial or any extended term of this lease

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upon all personalty belonging to Tenant and situated on or about the leased premises.
          13.  INDEMNIFICATION AND NONLIABILITY OF LANDLORD.
          13.1 INDEMNIFICATION BY TENANT. Tenant agrees to protect, defend, indemnify and save harmless Landlord against any and all loss, damages and liability on account of any, all and every demand or claim or assertion of liability or any claim or any action founded thereon arising or alleged to have arisen out of any act or omission of Tenant, its agents, servants, employees, patrons, customers, licensees or invitees, including risks associated with so called "dram shop" liability, arising out of the occupation, use, possession, conduct or management of the leased premises whether to person or property, including the property of Tenant, or death of any person, made by any person, group or organization, whether employed by either of the parties hereto or otherwise, except if Landlord shall have been negligent or contributorily negligent under the circumstances involved.
          14.  INSURANCE.
          14.1 FIRE AND EXTENDED COVERAGE. During the initial term of this lease and any extension thereof, Tenant shall at Tenant's sole cost and expense, for the mutual benefit and protection of Landlord, Landlord's lender (if any) and Tenant, procure and maintain or cause to be procured and maintained a policy or policies of fire and extended coverage insurance covering the building and improvements located on the leased premises, in a company or companies in a total amount of not less than one hundred (100%) percent of the full replacement value of said building and appurtenances. The term "full replacement value" shall mean the then actual replacement cost, less physical depreciation, excluding excavation and foundation costs. Tenant agrees to re-evaluate insurance coverage at Landlord's request, but not more often than at three (3) year intervals and to increase said coverage if it shall then be less than one hundred (100%) percent of the then full replacement value.

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          14.2  GENERAL LIABILITY.  During the initial term of this lease, and any extension thereof, Tenant shall, at Tenant's sole cost and expense, for the mutual benefit and protection of Landlord and Tenant, maintain comprehensive general liability insurance against claims for personal injury or death and property damage occurring upon, in or about the leased premises or on, in or about the adjoining sidewalks and passageways, such insurance to afford protection to the limit of not less than a combined single limit of $1,000,000 per occurrence in respect of personal injury or death and property damage.
          14.3 PRORATION OF PREMIUMS. With respect to any insurance effective for a term extending beyond the initial term of this lease or any extensions thereof, Tenant shall be obligated to pay only such proportion of the premium upon such insurance as that portion of the term of the policy prior to the expiration of such term of this lease bears to the entire term of the policy.
          14.4 WORKER'S COMPENSATION. During the course of any construction, repairs, alterations and additions to the leased premises, the party arranging for such work shall maintain or cause to be maintained, worker's compensation insurance as required by law.
          14.5 BLANKET POLICIES. All policies of insurance required hereunder of the Tenant during the initial term of this lease and any extension thereof may be in the form of "blanket" policies provided that the coverage thereunder must be at least equal to that which would be provided under the separate policies which Tenant must maintain pursuant to this Section.
          14.6 POLICIES AND CERTIFICATES OF INSURANCE. Tenant agrees during the initial term of this lease and any extension thereof, to deliver to Landlord certified copies of policies evidencing the insurance procured by Tenant under the terms hereof, or to deliver in lieu thereof certificates of coverage from the insurance company or companies writing said policy or policies of insurance which certificates shall designate the company writing the same, the number, amount and provisions thereof, and shall indicate on the

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

face thereof that Landlord is named as an additional insured under said policies and that any lender of Landlord holding a lien on the leased premises shall be named as an additional insured for the policies provided in this Section. Landlord agrees to provide Tenant with similar documents evidencing the insurance to be provided by Landlord pursuant to this
Section 14.
          14.7 CANCELLATION OR TERMINATION. All insurance policies to be provided by Tenant shall contain a provision that said policies shall not be canceled, terminated or expire without thirty (30) days prior notice from the insurance company to Landlord. Tenant agrees that on or before twenty (20) days prior to expiration of any insurance policy, Tenant shall deliver to Landlord written notification in the form of a receipt or other similar documents from the applicable insurance company that said policy or policies have been renewed, or deliver certificates or coverage or certified copies from another good and solvent insurance company for such coverage.
          14.8 FAILURE TO PROCURE. In the event Landlord or Tenant should fail to procure or keep in force the insurance which, as provided in this Section, must be procured and kept by Landlord or Tenant respectively, Landlord or Tenant may procure insurance for the other's benefit and recover the cost thereof from said obligated party.
          15.  DAMAGE AND DESTRUCTION.
          15.1 DAMAGE COVERED BY INSURANCE. If, during the initial term of this lease or any extension thereof, the leased premises shall be damaged or destroyed by a cause or casualty covered by the insurance Tenant is required to carry pursuant to Section 14 above, Landlord shall repair or replace the building and/or improvements damaged or destroyed by the insurable cause of damage or destruction on the same plan and design as existed immediately prior to such damage or destruction, subject to such delays as may be reasonably attributable to governmental restrictions or inability to obtain materials or labor, or other causes, whether similar or dissimilar, beyond the control of Landlord. Materials

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

used in repair shall be as nearly like original materials as may then be reasonably procured in regular channels of supply. All proceeds of insurance carried on the building and improvements pursuant to Section 14 hereinabove, payable as a result of such damage or destruction, shall be used and applied to the extent necessary for such repair or rebuilding. To the extent of any shortfall, Tenant shall contribute its own funds to the remaining cost of repair or rebuilding.
          15.2 DAMAGE NOT COVERED BY INSURANCE. If, during the initial term of this lease or any extension thereof, the leased premises shall be damaged or destroyed by a cause or casualty not covered by the insurance Tenant is required to maintain pursuant to Section 14 hereinabove to the extent of thirty percent (30%) or more of the monetary value thereof, then by written notice to the other party within thirty (30) days after the date of such damage or destruction either party may elect to terminate this lease or to cause the repair and restoration of the premises at the sole cost and expense to the party electing to cause such repair or restoration. However, if either party gives notice of termination to the other, this lease shall not be so terminated if the other party shall, within thirty (30) days after receipt of such notice, give written notice to the terminating party of said other party's election to cause the repair and restoration of the leased premises. The party electing to cause the repair and restoration shall, at its sole expense, provide the funds necessary therefor and shall thereafter promptly and diligently repair and restore the leased premises to the same extent required in Section 15.1 hereinabove. In the event any such damage or destruction, from a cause not covered by the insurance required to be maintained in Section 14, is not sufficient to permit termination of the lease pursuant to this Section 15.2, Landlord shall, at Landlord's sole cost and expense, promptly repair and restore the leased premises to the same extent required in Section 15.1 hereinabove.
          15.3 REPLACEMENT OF TENANT'S EQUIPMENT. In the event of the damage or destruction of the leased premises not giving rise to a

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                                      39
termination of this lease, Tenant shall, at its own expense, replace and repair so much of Tenant's equipment in the leased premises which may be damaged or destroyed, as may, in the option of Tenant, be necessary for the resumption by Tenant of its business in the leased premises. Such replacement or repair shall commence as soon after the damage or destruction as may be reasonably possible, subject to delays beyond the control of Tenant.
          15.4 ABATEMENT OF RENT. In the event of a partial damage or destruction of the leased premises such that if the lease is not terminated, Tenant shall continue to utilize the leased premises for the operation of its business to the extent that it may be practicable to do so from the standpoint of good business. All rent shall abate from the time any damage or destruction occurs until the leased premises are wholly restored, unless Tenant shall continue or resume doing business therein, in which event the rent will be equitably reduced in the proportion that the unusable part of the leased premises bears to the whole thereof.
          15.5 RIGHT TO TERMINATE. In the event of the damage or destruction of the leased premises by a cause or casualty covered by the insurance Tenant is required to carry pursuant to Section 14 hereinabove, Landlord shall have the right to terminate this lease if, during the last two (2) years of the term of this lease including any extension of the term of this lease exercised by Tenant within thirty (30) days of the date of such damage or destruction, the leased premises are damaged in an amount exceeding sixty-six and two-thirds (66-2/3%) percent of the then reconstruction cost thereof provided that, in such event, such termination of this lease shall be effected by written notice within thirty (30) days of the happening of the casualty causing such damage, and all insurance proceeds shall be immediately paid over and assigned to Landlord.
     16.  CONDEMNATION.
          16.1 DEFINITION OF TERMS. The term "total taking" as used in this Section means the taking of the entire leased premises under the power of eminent domain or the taking of so much thereof as to prevent or substantially impair the use thereof by Tenant for the uses and purposes hereinabove provided.
          The term "partial taking" means the taking of a portion only of the leased premises which does not constitute a total taking as defined above.
          The term "taking" shall include a voluntary conveyance of all or any portion of the leased premises by Landlord to an agency, authority or public utility under threat of a taking under the power of eminent domain in lieu of formal proceedings, or an involuntary forced conveyance by virtue of formal proceedings.
          The term "date of taking" shall be the date upon which title to the leased premises or portion thereof passes to and vests in the condemnor or the date of entry of an order for immediate possession by a court of competent jurisdiction in connection with any judicial proceedings in eminent domain.
          16.2 EFFECT OF TAKING. If during the term hereof there shall be a total or partial taking of the leased premises under the power of eminent domain, then the leasehold estate of Tenant in and to the leased premises or the portion thereof taken shall cease and terminate, as of the date of taking thereof. If this lease is so terminated in whole or in part, all rentals and other charges payable by Tenant to Landlord hereunder and attributable to the leased premises or portion thereof taken shall be paid by Tenant up to the date of taking by the condemnor, and the parties shall thereupon be released from all further liability in relation thereto.
          16.3 ALLOCATION OF AWARD. All compensation or damages awarded upon a partial or total taking of the leased premises shall go to Landlord and Tenant as provided by law; provided, however, that Tenant shall in any event be entitled to receive from such award an amount equal to the unamortized cost of all improvements made to the leased premises by Tenant and to the unamortized cost of Tenant's trade fixtures (amortized on a straight line basis over the useful life thereof to Tenant), provided that such amount is separately stated and designated in any such award.

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

          16.4 REPAIR OR REPLACEMENT OF IMPROVEMENTS. Unless this lease is terminated by reason of a taking, all compensation for the taking of the building and improvements shall be first used for the prompt repair or replacement of the building and improvements on the leased premises at the time or taking. Landlord and tenant shall cooperate in approving plans and specifications and in securing proper permits and any other documents necessary or convenient in connection with such work. If such compensation is insufficient to pay the costs of such work, Tenant shall pay any excess of construction cost over the award to Landlord of such taking.
          16.5 TENANT'S CLAIM. In the event of a taking, nothing contained herein shall preclude Tenant from prosecuting a claim directly against the taking authorities for diminution of the value of its leasehold interest hereunder or for the loss of its business or goodwill or for damage to, or cost of removal or relocation of, or value of its stock, furniture, fixtures and equipment, or for any other claim authorized by law.
          16.6 REDUCTION OF RENT ON PARTIAL TAKING. In the event of a partial taking, the rent payable by Tenant hereunder shall be adjusted from the date of taking to the date of the expiration of the term of this lease. Such rental adjustment will be made by reducing the basic rental payable by Tenant in the ratio that the fair market value of the leased premises at the date of taking bears to the fair market value of the leased premises immediately thereafter.
     17.  RIGHT OF INSPECTION BY LANDLORD.
          Landlord and Landlord's representatives may enter the leased premises at all reasonable times for the purpose of inspecting the premises; performing any work which Landlord elects to undertake by reason of Tenant's default hereunder, at Tenant's expense; or posting notices of nonresponsibility under any mechanic's lien or similar law.

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                                     42

     18.  SALE OF LEASED PREMISES BY LANDLORD.
          In the event of any sale of the leased premises by Landlord, Landlord shall be entirely freed and relieved of all liability under any and all covenants and unaccrued obligations contained in or derived from this lease arising out of any act, occurrence or omission occurring after the consummation of such sale; provided, however, that Landlord shall not be freed or relieved from such liability prior to the completion of the work and provided further, that Landlord shall be responsible for all accrued and unsatisfied obligations under this lease and provided further that the purchaser at such sale or any subsequent sale of the leased premises shall, in writing, covenant to and with Tenant to carry out any and all of the covenants and obligations of Landlord under this lease.
     19.  CONDITIONAL LIMITATIONS-DEFAULT PROVISIONS.
          19.1 EVENTS OF DEFAULT. If at any time during the term of this lease, any one or more of the following events (herein called an "event of default") shall occur, that is to say:
               (a) If Tenant shall make an assignment for the benefit of its creditors; or
               (b) If any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States of America or of any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, and Tenant shall thereafter be adjudicated bankrupt, or if such proceedings shall not be dismissed within sixty (60) days after the institution of the same, or if any such petition shall be so filed by Tenant or liquidator; or
               (c) If, in any proceeding, a receiver, receiver and manager, trustee or liquidator be appointed for all or any portion of Tenant's property, and such receiver, receiver and manager, trustee or liquidator shall not be discharged within sixty (60) days after the appointment of such receiver, receiver and manager, trustee or liquidator; or

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

               (d) If Tenant shall fail to pay any installment of rent provided for herein, or any part thereof, when the same shall become due and payable, and such failure shall continue for twenty (20) days after notice thereof from Landlord or Tenant; or
               (e) If Tenant shall fail to pay any item of real estate taxes or any other charge or sum required to be paid by Tenant hereunder, and such failure shall continue for forty-five (45) days after notice thereof from Landlord by Tenant; or
               (f) If Tenant shall fail to perform or observe any other requirement of this lease (not hereinbefore in this Section specified) on the part of Tenant to be performed or observed, and such failure shall continue for forty-five (45) days after notice thereof from Landlord to Tenant; then upon the happening of any one or more of the aforementioned events of default, and the expiration of the period of time prescribed in any such notice, Landlord shall have the right, then or at any time thereafter and while such default or defaults shall continue, to give Tenant written notice of Landlord's intention to terminate this lease on a date specified in such notice, which date shall not be less than ten (10) days after the date of giving of such notice, and on the date specified in such notice, Tenant's right to possession of the premises shall cease and Tenant shall peaceably and quietly yield to and surrender to Landlord the leased premises and improvements located thereon and this lease shall thereupon be terminated and all of the right, title and interest of Tenant hereunder and in the improvements shall wholly cease and expire in the same manner and with the same force and effect as if the date of expiration of such ten (10) day period were the date originally specified herein for the expiration of this lease and the lease term, and Tenant shall then quit and surrender the leased premises and improvements to Landlord, but Tenant shall remain liable as hereinafter provided.
          19.2 RE-ENTRY BY LANDLORD. In the event of any termination of this lease as so stated hereinabove or as otherwise permitted by law, or if an event of default shall continue beyond the expiration of any grace period above provided for without termination of this

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                                     44
lease by Landlord, Landlord may enter upon the leased premises and improvements and have, repossess and enjoy the same by summary proceedings, ejectment or otherwise, and in any such event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of said premises but shall forthwith quit and surrender the leased premises and improvements. Landlord shall incur no liability to any person for or by reason of any such entry, repossession or removal of Tenant or any person claiming through or under Tenant.

          19.3 PAYMENT OF RENTAL AND EXPENSES UPON DEFAULT. In case of any such termination, re-entry or dispossession by summary proceedings, ejectment or otherwise, the rent and all other charges required to be paid by Tenant hereunder shall thereupon become due and payable up to the time of such termination, re-entry or dispossession, and Tenant shall also pay to Landlord all reasonable expenses which Landlord may then or thereafter incur for legal expenses, reasonable attorneys' fees, brokerage fees and all other costs paid or incurred by Landlord for restoring the leased premises and improvements to good order and condition, for repairing and otherwise preparing the same for reletting, for maintaining the lease premises and improvements and for reletting the same. Landlord shall exercise reasonable diligence to mitigate its damages upon any event of default, but Tenant shall remain liable for payment of all rents and other charges under this lease accruing before and after termination or dispossession, except as actually mitigated by Landlord.

          19.4 WAIVER OF RIGHTS. The right of Landlord to recover from Tenant the amounts hereinabove provided for shall survive the issuance of any order for possession or other cancellation or termination hereof, and Tenant hereby expressly waives any defense that might be predicated upon the issuance of such order for possession or other cancellation or termination hereof. Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the leased premises and the improvements in any action or proceeding, or if Landlord shall enter the leased premises and the improvements by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which Tenant may or might have under and by reason of any present or future law or decision, to redeem the leased premises and the improvements or for a continuation of this lease for the term hereby demised after having been dispossessed or ejected therefrom by process of law or otherwise.

          19.5 PERIODS TO CURE DEFAULTS. Anything in this Section to the contrary notwithstanding, it is expressly understood that, with respect to any event of default within the purview of subparagraph (f) of Section 19.1 hereof, if such event of default is of such a nature that it cannot, in fact, with due diligence, be cured within a period of forty-five (45) days, Landlord shall not be entitled to re-enter the leased premises and improvements or serve a notice of termination upon Tenant, as provided in said Section, nor shall the same be regarded as an event of default for any of the purposes of this lease, if Tenant shall have commenced the curing of such default within the period of forty-five (45) days referred to in said subparagraph (f), and so long as Tenant shall thereafter proceed with all due diligence to complete the curing of such default not susceptible of being cured with due diligence within forty-five (45) days, and the time of Tenant within which to cure the same shall be extended for, such period as may be necessary to complete the same with all due diligence.
     20.  DEFAULT BY LANDLORD.
          If Landlord shall be in default in the performance of any provisions of this lease, after twenty (20) days notice thereof is given by Tenant, Tenant may, at its option, cure such default for the account and at the expense of Landlord, in which event Landlord shall reimburse Tenant for all reasonable amounts paid to effect such cure (including, without limitation, interest at the minimum legal rate and reasonable attorneys' fees). Tenant may, at Tenant's option, in addition to any other right or remedy of Tenant pursuant to this lease, or at law or in equity, elect to offset any sums payable by Landlord to Tenant pursuant to this Section 20 against rental then due and payable or thereafter becoming due and payable pursuant to Section 5 hereinabove.
     21.  GENERAL PROVISIONS.
          21.1 NOTICES. Every notice, demand, request, designation, consent, approval or other document or instrument required or permitted to be served hereunder shall be in writing, shall be deemed to have been duly delivered on the day of mailing and shall be sent by certified or registered United States mail, postage prepaid, return receipt requested, addressed to the parties hereto as their addresses appear hereinabove in this lease. Either party may change the place for address of notice, or provide for the delivery of not more than two (2) additional copies, by giving the other party at least ten (10) days prior notice to such effect. Any written notice served by registered or certified mail shall be deemed to have been served as of the date it is mailed in accordance with the foregoing provisions.
          21.2 ESTOPPEL CERTIFICATES. Each party agrees from time to time upon not less than thirty (30) days prior notice from the other, to execute, acknowledge and deliver, to the other party, a statement in writing certifying (i) that this lease is unmodified and in full force and effect (or, if there have been modifications, identifying the same by the date thereof and specifying the nature thereof); (ii) that to the knowledge of such party no uncured event of default exists hereunder (or, if such uncured event of default does exist, specifying the same); (iii) the dates to which the rent and other sums and charges payable hereunder have been paid; (iv) that such party, to its knowledge, has no claims against the other party hereunder except for the continuing obligations under this lease (or, if such party has any such claims, specifying the same); and (v) whether or not there are then existing any offsets or defenses against the enforcement of any of the terms, covenants or conditions hereof.
          21.3 FORCE MAJEURE. The time within which either party hereto shall be required to perform any act under this lease, shall be extended by a period of time equal to the number of days during which performance of such act is delayed unavoidably by strikes, lock-outs, Acts of God, governmental restrictions, failure or inability to secure materials or labor by reason of priority or similar regulation or order of any governmental or regulatory body, enemy action, civil disturbance, fire, unavoidable casualties or any other cause beyond the reasonable control of either party hereto.
          21.4 WAIVERS. No delay or omission by either party in exercising any right or power accruing upon the noncompliance or failure of performance by the other party hereto under the provisions of this lease shall impair any such right or power or be construed to be a waiver thereof. A waiver by either party hereto of any of the covenants, conditions or agreements hereto to be performed by the other party shall not be construed as a waiver of any succeeding breach of the same or any other covenants, agreements, restrictions and conditions hereof.
          21.5 MODIFICATIONS. Any alteration, change or modification of or to this lease, in order to become effective, shall be made by written instrument or endorsement hereon and in each such instance executed on behalf of each party hereto.
          21.6 APPLICABLE LAW. This lease shall be governed by, and construed in accordance with, the laws of the State in which the leased premises are situated.
          21.7 PARTIAL INVALIDITY. If any term, provision, condition or covenant of this lease or the application thereof to any party or circumstances shall, to any extent, be held invalid or unenforceable, the remainder of this lease, or the application of such term, provision, condition or other covenant to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this lease shall be valid and enforceable to the fullest extent permitted by law.
          21.8 COVENANTS RUNNING WITH THE LAND. All of the covenants, agreements, conditions and restrictions set forth in this lease are intended to be and shall be construed as covenants running with the land, binding upon, inuring to the benefit of and enforceable by the parties hereto and their successors and assigns.
          21.9 SECTION HEADINGS. The section headings of this lease are inserted as a matter of convenience and reference only and in no way define, limit or describe the scope or intent of this lease or in any way affect the terms and provisions hereof.
          21.10 GENDER. The use herein of (i) the singular number shall be deemed to mean the plural; (ii) the masculine gender shall be deemed to mean the feminine or neuter; and (iii) the neuter gender shall be deemed to mean the masculine or feminine whenever the sense of this lease so requires.
          21.11 MEMORANDUM OF LEASE. A short form or memorandum of this lease, incorporating this indenture of lease by reference, may be executed, acknowledged and recorded at the commencement date of the initial term of this lease setting forth the parties hereto, the legal description of the leased premises, the term of this lease and the options granted to Tenant hereunder if so requested by either party hereto to the other.
          21.12 SURRENDER AND QUITCLAIM AT END OF TERM. Upon the end of the term of this lease, as provided herein, or any extension thereof, or sooner termination of this lease, Tenant shall surrender to Landlord all and singular the leased premises, including the building and all improvements constructed upon the leased premises, and Tenant shall execute, acknowledge and deliver to Landlord within five (5) days after written demand from Landlord to Tenant, any Quitclaim deed or other document required by any title company to remove the claim of this lease from the leased premises.
          21.13 ATTORNEYS' FEES. In the event any action is brought by Landlord to recover any rent due and unpaid hereunder or to recover possession by Landlord or Tenant against the other to enforce or for the breach of any of the terms, covenants or conditions contained in this lease, the prevailing party shall be entitled to recover reasonable attorneys' fees to be fixed by the court together with costs of such therein incurred.
          21.14 RELATIONSHIP OF PARTIES. The relationship of the parties hereto is that of Landlord and Tenant, and its is expressly understood and agreed that Landlord does not in any way nor for any purpose become a partner of Tenant or a joint venturer with Tenant in the conduct of Tenant's business or otherwise, and that the provisions of any agreement between Landlord and Tenant relating to rent are made solely for the purpose of providing a method whereby rental payments are to be measured and ascertained.
          21.15 TITLE. Landlord covenants that Landlord has good and marketable title to the Premises in fee simple absolute and that the same are subject to no leases, tenancies, agreements, encumbrances, liens or defaults in title affecting or limiting in any way the rights granted Tenant in this lease.
          21.16 QUIET POSSESSION. Landlord covenants that Tenant, upon payment of the rental herein reserved, and upon the due performance of the covenants and agreements herein contained on Tenant's part to be performed, shall and may at all times, for itself as tenant, peacefully and quietly have, hold and enjoy the lease premises during the term of this lease.
          21.17 CORPORATE AUTHORITY. In the event either party to this lease is a corporation, each individual executing this lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-Laws of said corporation, and that this lease is binding upon said corporation in accordance with its terms.
          21.18 CONSENTS AND APPROVALS. Wherever the consent or approval of either party is provided for in this lease, such consent or approval shall be given in writing to the requesting party, and each party agrees to not unreasonably withhold or delay such consent or approval, except as provided to the contrary in this lease.
          21.19 ADDENDUM. Amendments to this lease must be in writing and signed by the parties, and the same may be attached as addenda riders to this lease, and the same when made and attached shall be deemed incorporated herein and made a part hereof.
          21.20 PRIOR LEASES. This lease replaces and supersedes any prior leases of the leased premises involving Tenant or any predecessor of Tenant, which prior leases are deemed null and void.
          IN WITNESS WHEREOF, the parties hereto have executed this lease as of the day and year first above written.


                         LANDLORD:

                         MARTIN A. PEDERSEN


                     By: /s/ Martin A. Pedersen
                         --------------------------------
                         Martin A. Pedersen


                         TENANT:

                         AUSTINS OMAHA, INC.


                     By: /s/ [illegible]
                         --------------------------------
                         Title: President
                                -------------------------


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